UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 22, 2009

Forest City Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio		44113
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-621-6060

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective October 22, 2009, Forest City Enterprises, Inc. (the "Company") and Forest City Rental Properties Corporation ("FCRPC"), a wholly-owned subsidiary of the Company, entered into a Fourth Amendment to Amended and Restated Credit Agreement and Amended and Restated Guaranty of Payment of Debt ("Fourth Amendment") with KeyBank National Association ("KeyBank"), as Administrative Agent, National City Bank ("NCB"), as Syndication Agent, Bank of America, N.A. ("BOA"), as Documentation Agent, and the various banks party thereto (the "Banks"). The Fourth Amendment amends the Amended and Restated Credit Agreement, dated June 6, 2007, among FCRPC, KeyBank, NCB, BOA and the Banks, as amended by a First Amendment, dated September 10, 2008, a Second Amendment to Amended and Restated Credit Agreement and Amended and Restated Guaranty of Payment of Debt dated January 30, 2009 and a Third Amendment to Amended and Restated Credit Agreement and Amended and Restated Guaranty of Payment of Debt dated October 5, 2009 (as amended, the "Credit Agreement"), and the Amended and Restated Guaranty of Payment of Debt, dated June 6, 2007, entered into by the Company for the benefit of KeyBank, NCB, BOA and the Banks, as amended by a First Amendment, dated September 10, 2008, a Second Amendment to Amended and Restated Credit Agreement and Amended and Restated Guaranty of Payment of Debt dated January 30, 2009 and a Third Amendment to Amended and Restated Credit Agreement and Amended and Restated Guaranty of Payment of Debt dated October 5, 2009 (as amended, the "Guaranty").

The Company, FCRPC, KeyBank, NCB, BOA and the Banks entered into the Fourth Amendment in connection with the Company’s private placement of its 5.00% Convertible Senior Notes due 2016 ("Convertible Notes") announced on October 19, 2009. The Fourth Amendment permits the Company to issue up to $200,000,000 in Convertible Notes; provided that, simultaneously with the issuance of the Convertible Notes, the Company makes a $105,067,000 prepayment on borrowings outstanding under the Credit Agreement. The Company shall use proceeds from the issuance of its 3.625% Puttable Senior Notes due 2014 presently on deposit with KeyBank pursuant to the Third Amendment to Amended and Restated Credit Agreement and Amended and Restated Guaranty and Payment of Debt as part of the prepayment. The proceeds received by the Company from issuance of the Convertible Notes and not applied to the aforesaid prepayment or the costs of the convertible hedge transactions discussed below, shall be retained by the Company; provided that such proceeds be used solely for funding anticipated investments in real estate properties, to make partial amortization payments on maturing debt of FCRPC and its subsidiaries or to purchase or retire non-recourse mortgage debt of FCRPC and its subsidiaries at a discount in advance of its maturity.

The Fourth Amendment also permits the Company to enter into convertible hedge transactions in connection with the issuance of the Notes; provided that the cost of such convertible hedge transactions in the aggregate does not exceed 10% of the aggregate principal face amount of the Notes.

Certain of the lenders under the Fourth Amendment and their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

The foregoing description of the terms of the Fourth Amendment is qualified in its entirety by reference to the full text of the Fourth Amendment filed as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1 Fourth Amendment to Amended and Restated Credit Agreement and Amended and Restated Guaranty of Payment of Debt, dated as of October 22, 2009 by and among Forest City Rental Properties Corporation, Forest City Enterprises, Inc., KeyBank National Association, as Administrative Agent, National City Bank, as Syndication Agent, Bank of America, N.A., as Documentation Agent, and the banks named therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forest City Enterprises, Inc.

October 23, 2009	By:	/s/ Geralyn M. Presti

Name: Geralyn M. Presti
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Fourth Amendment to Amended and Restated Credit Agreement and Amended and Restated Guaranty of Payment of Debt, dated as of October 22, 2009 by and among Forest City Rental Properties Corporation, Forest City Enterprises, Inc., KeyBank National Association, as Administrative Agent, National City Bank, as Syndication Agent, Bank of America, N.A., as Documentation Agent, and the banks named therein.